EXHIBIT I

                          CSW International Two, Inc.*
                               Statement of Income
                    For the Twelve Months Ended June 30, 1998
                                   (Unaudited)


                                                    (millions)
Operating Revenues
    Electric revenues                                  $ 1,663
    Other diversified                                      219
                                                   ------------
                                                         1,882

Operating Expenses
    Cost of electric sales                               1,137
    General and administrative                             237
    Depreciation and amortization                           92
    Other diversified                                      158
                                                   ------------
                                                         1,624

Operating Income                                           258
                                                   ------------

Other Income and (Deductions)
    Interest income                                         20
    Interest expense                                      (122)
                                                   ------------
                                                          (102)
                                                   ------------

Income Before Income Taxes                                 156

Provision for Income Taxes                                  25
                                                   ------------
Income Before Extraordinary Item                           131
                                                   ------------

Extraordinary Item
    Loss from United Kingdom windfall profits tax         (176)
                                                   ------------
Net Income                                               $ (45)
                                                   ============


* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.